Exhibit 99.1

FOR IMMEDIATE RELEASE:

June 8, 2023

NiSource Closes on Bond Offering

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) (“NiSource”) closed today on its issuance of $750 million aggregate principal amount of notes in two series. NiSource issued an additional $300 million of its 5.250% notes due March 30, 2028. The 5-year senior, unsecured notes priced at 100.280% of the incremental principal amount, plus accrued interest from March 24, 2023 (the original issuance date of the initial $750 million of 5.250% notes due 2028) to, but excluding, June 8, 2023, with a coupon rate of 5.250%. The additional notes will accrue interest from and including March 24, 2023 payable semi-annually in arrears on March 30 and September 30 of each year, beginning September 30, 2023. With the incremental principal amount issued today, the aggregate principal amount of outstanding 5.250% notes due 2028 is $1.05 billion.

NiSource also issued $450 million of new 10-year notes due June 30, 2033. The 10-year senior, unsecured notes priced at 99.627% of the aggregate principal amount, with a coupon rate of 5.400%. The 10-year notes will accrue interest payable semi-annually in arrears on June 30 and December 30 of each year, beginning December 30, 2023.

The net proceeds from the sale of the notes will be used for general corporate purposes, including the full redemption of the outstanding shares of NiSource’s 5.65% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, repayment of existing indebtedness, including repayment of a portion of our outstanding commercial paper, to finance capital expenditures and additions to working capital.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,200 employees is to deliver safe, reliable energy that drives value to our customers. NiSource is a member of the Dow Jones Sustainability - North America Index and is on Forbes lists of America’s Best Employers for Women and Diversity. Learn more about NiSource’s record of leadership in sustainability, investments in the communities it serves and how we live our vision to be an innovative and trusted energy partner at www.NiSource.com. NI-F

The content of our website is not incorporated by reference into this document or any other report or document NiSource files with the Securities and Exchange Commission.

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FOR ADDITIONAL INFORMATION

Media	Investors
Lynne Evosevich	Christopher Turnure	Michael Weisenburger
Corporate Media Relations	Director, Investor Relations	Lead Analyst, Investor Relations
(724) 288-1611	(614) 404-9426	(614) 460-4888
levosevich@nisource.com	cturnure@nisource.com	mweisenburger@nisource.com

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in, or failures of, technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.